Exhibit 99.2

Surgery Center of Kalamazoo, LLC

Financial Statements and

Additional Information

Three Months Ended March 31, 2007 and 2006

Surgery Center of Kalamazoo, LLC

Financial Statements and Additional Information

Three Months Ended March 31, 2007 and 2006

Contents

Page

Accountants’ Review Report	1

Financial Statements:

Balance Sheet	2

Statements of Operations and Members’ Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-10

Additional Information:

Schedules of Operating Expenses	11

Accountants’ Review Report

To the Members

Surgery Center of Kalamazoo, LLC

Portage, Michigan

We have reviewed the accompanying balance sheet of Surgery Center of Kalamazoo, LLC (a Michigan limited liability company) as of March 31, 2007, and the related statements of operations and members’ equity and cash flows for the three months ended March 31, 2007 and 2006, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of the management of Surgery Center of Kalamazoo, LLC.

A review consists principally of inquiries of the Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Our review was made for the purpose of expressing limited assurance that there are no material modifications that should be made to the financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.  The information included in the accompanying schedules of operating expenses for the three months ended March 31, 2007 and 2006 is presented only for supplementary analysis purposes.  Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, and we are not aware of any material modifications that should be made thereto.

August 2, 2007

Surgery Center of Kalamazoo, LLC

Balance Sheet

March 31, 2007

(See Accountants’ Review Report)

Assets

Current Assets

Cash and cash equivalents	$ 459,107
Accounts receivable, net of allowance for contractual adjustments and uncollectible accounts of $3,280,000	761,117
Supplies	136,456
Miscellaneous receivable	26,135

Total Current Assets	1,382,815

Property, Equipment and Improvements
Equipment	1,949,925
Furniture and fixtures	62,981
Leasehold improvements	18,697
Total	2,031,603
Accumulated depreciation	(905,869)

Net Property, Equipment and Improvements	1,125,734

Other Assets

Loan origination fee, net of accumulated amortization of $6,933	4,623

Total Assets	$2,513,172

Liabilities and Members’ Equity

Current Liabilities

Current portion of long-term debt	$322,859
Accounts payable	146,065
Accrued expenses	209,844

Total Current Liabilities	678,768

Long-Term Debt, Net of Current Portion	1,556,279

Commitments (Note E)	—

Total Liabilities	2,235,047

Members’ Equity	278,125

Total Liabilities and Members’ Equity	$2,513,172

See accompanying notes.

Surgery Center of Kalamazoo, LLC

Statements of Operations and Members’ Equity

Three Months Ended March 31,

(See Accountants’ Review Report)

	2007	2006
Net Patient Service Revenues	$2,377,169	2,142,292

Operating Expenses	1,338,805	1,208,003

Income from Operations	1,038,364	934,289

Interest Expense	(34,939)	(36,568)

Net Income	1,003,425	897,721

Members’ Equity, Beginning of Period as Previously Reported	299,075	337,274

Adjustment for accounts receivable and supplies	—	(3,844)

Members’ equity, beginning of period as restated	299,075	333,430

Members’ distributions	(1,024,375)	(650,000)

Net Income	1,003,425	897,721

Members’ Equity, End of Period	$278,125	$581,151

See accompanying notes.

Surgery Center of Kalamazoo, LLC

Statements of Cash Flows

Three Months Ended March 31,

(See Accountants’ Review Report)

	2007	2006
Operating Activities
Net income	$1,003,425	$897,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,552	99,617
Provision for contractual adjustments and uncollectible accounts	58,700	661,000
Increase (decrease) in cash from:
Accounts receivable	88,699	(567,775)
Prepaid expenses	53,035	12,157
Supplies	10,500	—
Miscellaneous receivable	(26,139)	—
Accounts payable	(25,288)	(6,505)
Accrued expenses	23,491	7,190

Net Cash Operating Activities	1,286,975	1,103,405

Investing Activities

Acquisition of property and equipment	(9,988)	—

Net Cash Investing Activities	(9,988)	—

Financing Activities

Principal payments on long-term debt	(77,119)	(74,123)
Payment on line of credit	—	(50,000)
Members’ distributions	(1,024,375)	(650,000)

Net Cash Financing Activities	(1,101,494)	(774,123)

Net Increase in Cash and Cash Equivalents	175,493	329,282

Cash and cash equivalents, beginning of period	283,614	153,125

Cash and Cash Equivalents, End of period	$459,107	$482,407

Supplement Disclosure of Cash Flow Information:

Cash paid during the period for:
Interest	$35,459	$24,069

See accompanying notes

Surgery Center of Kalamazoo, LLC
Notes to Financial Statements
March 31, 2007 and 2006

A.          Description of Business

Surgery Center of Kalamazoo, LLC (the “Center”) located in Portage, Michigan is a free-standing, multi-specialty out-patient ambulatory surgery center.  The Center was organized in August 2003 and began operations during 2004.

B.          Summary of Significant Accounting Policies

1.                                       Basis of presentation - The financial statements have been presented in conformity with accounting principles generally accepted in the United States of America in accordance with the American Institute of Certified Public Accountants’ (AICPA) audit and accounting guide for “Audits of Health Care Organizations” and other pronouncements applicable to the health care field.

2.                                       Net patient service revenues - The Center has agreements with third-party payors that provide for payments to the Center at amounts different from its established rates.  Net patient service revenues are reported at estimated net realizable amounts from patients and third-party payors for services rendered.

3.                                       Use of estimates - The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses.  Such estimates relate primarily to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

4.                                       Cash and cash equivalents - For purposes of financial statement presentation, the Center considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.

5.                                       Accounts receivable - The Center carries its accounts receivable at the estimated net realizable value from third-party payors and patients, which includes an allowance for contractual adjustments from third-party payors and doubtful accounts. On a periodic basis, the Center evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs and collections and current credit conditions.  Contractual adjustments to accounts receivable are recorded based on contractual and payment terms with third-party payors.

6.                                       Supplies - Supplies consist of various pharmaceuticals, lenses and other medical supplies.  Supplies are stated at the lower of cost or market using the first-in, first-out method.

7.                                       Property, equipment, improvements and depreciation - Property, equipment and improvements are stated at cost.  Depreciation is provided over the estimated useful lives of the assets using the straight-line method. Estimated useful lives range from five to fifteen years.  Depreciation expense for the three months ended March 31, 2007 and 2006 was $99,974 and $99,039, respectively.

8.                                       Loan origination fee - Loan origination fee is amortized using the straight-line method over the life of the loan of 60 months. Amortization expense for both the three months ended March 31, 2007 and 2006 was $578.

9.                                       Income taxes - The Center is a limited liability company that has chosen to be treated as a partnership for both federal and state income tax purposes.  The Center’s income is ratably allocated to all members, who are then responsible for the federal and state income taxes, where applicable, at their respective tax rates.  Accordingly, no provision or liability for federal income taxes has been made.  The state of Michigan does have an entity level tax based on adjusted income.  A provision for this tax has been made at March 31, 2007.

10.                                 Advertising - The Center expenses advertising costs as they are incurred.  Advertising costs for the three months ended March 31, 2007 and 2006 were $529 and $129, respectively.

C.          Line of Credit

The Center has a $200,000 revolving line of credit agreement payable on demand, subject to annual renewal as of October 31, bearing interest at 2.00% in excess of LIBOR (5.32% at March 31, 2007), secured by all assets of the Center and personal guarantees of all members.  No amounts were borrowed on this line of credit as of March 31, 2007.

D.          Long-Term Debt

Long-term debt at March 31, 2007, consists of the following:

Loan payable, due March 2010, payable in monthly installments of $36,482, plus interest at 2.00% in excess of LIBOR (5.32% at March 31, 2007), with a balloon payment of the balance due March 2010. The loan is secured by all assets of the Center and personally guaranteed by all members.	$1,879,138

Less: current portion of long-term debt	(322,859)

Long-term debt, net of current portion	$1,556,279

Maturities of long-term debt for periods ending March 31, are as follows:

2007	$322,859
2008	258,138
2009	367,039
2010	931,102

Total	$1,879,138

E.                                 Commitments

1.                                       Lease - The Center leases its facilities under a non-cancelable operating lease with annual minimum payments of $340,600, including an escalation clause, plus the Center’s share of operational expenses.  The lease term is 15 years and it expires in March 2019 with an option to renew for an additional term of ten years.  Rent and operating expenses for the three months ended March 31, 2007 and 2006 were $114,288 and $103,577, respectively.

Future minimum payments required for periods ending March 31, are as follows:

2008	$340,600
2009	340,600
2010	374,660
2011	382,153
2012	389,796
Thereafter	2,955,812

Total	$4,783,621

2.                                       Malpractice insurance - The Center accounts for malpractice claims in accordance with Statement of Financial Accounting Standards No. 5 (SFAS 5), “Accounting for Contingencies”, and the AICPA’s audit and accounting guide, “Audits of Health Care Organizations”, which requires health care providers to estimate any liability for asserted and unasserted malpractice claims not covered by malpractice insurance.  Malpractice insurance coverage is provided on a claims-made basis.  The claims-made policy, which is subject to renewal and retrospective premium adjustments on an annual basis, covers only claims made during the term of the policy, not claims that may be made after expiration of the policy.  The Center intends to renew its coverage on a claims-made basis and has no reason to believe that it will be prevented from renewing such coverage.  In the opinion of management, no claims have been asserted against the Center which, either individually or in the aggregate, will be in excess of its insurance coverage, and therefore no accrual has been made for the three months ended March 31, 2006.  Additionally, in the opinion of management, there is no material liability that may result from potential retrospective premium adjustments.  Accordingly, no accrual has been made for the three months ended March 31, 2007.

F.                                 Related Party Transactions

Members of Ambulatory Surgery Center of America (ASCOA) own a significant interest in the Center.  ASCOA provides administrative services to the Center and is compensated for these services pursuant to a management agreement.  During the three months ended March 31, 2007 and 2006 amounts paid to ASCOA for these services were $125,010 and $109,166, respectively.

G.          Capital Structure

Each of the members is entitled to voting rights, distributions of cash and allocation of profits in accordance with their respective membership interest.  The Center has the right of first refusal on the transfer of all shares of membership units.  Generally, the members’ liability for the losses, debts and obligations of the Company is limited to their contributions.

H.          Concentrations

1.                                       Credit risk - The Center grants credit without collateral to its patients, most of who are residents of the region and are insured under third-party payor agreements. Receivables from Blue Cross Blue Shield and Medicare represented 26% and 12% of the total accounts receivable balance, respectively, as of March 31, 2007.

None of the other third-party payors’ receivable balance is individually greater than 10% of the aggregate receivables at the balance sheet date.

2.                                       Revenue - For the three months ended March 31, 2007, revenues from Medicare and Blue Cross Blue Shield contracts approximated 30% and 16%, respectively, of gross patient revenues.   For the three months ended March 31, 2006, revenues from Medicare and Blue Cross Blue Shield contracts approximated 41% and 23%, respectively, of gross patient revenues.

3.                                       Medical supplies - For the three months ended March 31, 2007 and 2006, the Center purchased 34% and 43%, respectively, of its medical supplies from two vendors.  Alternative sources for these supplies were available.

4.                                       Cash balances - From time to time, the Center’s cash balance in one financial institution exceeds the amount insured by the federal government.  Accounts are guaranteed by the Federal Deposit Insurance Company (“FDIC”) up to $100,000.  At March 31, 2007, the Center had approximately $357,907 in excess of FDIC insured limits.  The Center has not experienced any losses in such accounts.

I.                                    Employee Benefit Plans

During the three months ended March 31, 2007, the Center adopted a retirement plan under section 401(k) of the Internal Revenue Code covering substantially all employees (the “Plan”).  Employees are eligible to participate in the Plan after completing three months of service.  The Center did not make any contributions to the Plan during the three months.

J.           Prior Period Adjustments

Members’ equity at the beginning of 2006 has been adjusted.  The adjustment resulted from the correction of an error in recording supplies and receivables.  Supplies were overstated by $30,844 and collectible accounts receivable were understated by $27,000.  The net effect on beginning members’ equity for 2006 was a decrease of $3,844.  The net effect on net income of prior periods would have been to decrease net income by $3,844.  The errors had no effect on net income for 2006.

K.          Subsequent Event

Subsequent to March 31, 2007, a majority of the membership interest was sold to an unrelated party.

Surgery Center of Kalamazoo, LLC
Schedules of Operating Expenses
Three Months Ended March 31,
(See Accountants’ Review Report)

	2007	2006
Salaries - administrative	$81,137	$76,005
Salaries - medical	228,466	190,873
Advertising	529	129
Depreciation and amortization	100,552	99,617
Dues and subscriptions	3,064	1,735
Insurance	70,220	67,833
Management fees	125,010	109,166
Medical supplies	414,610	419,814
Office supplies and expense	11,106	14,727
Outside services	61,525	53,481
Patient costs	3,021	3,665
Professional development	3,240	1,325
Professional fees	28,527	10,675
Rent	114,288	103,577
Repairs and maintenance	4,634	8,121
Taxes, other	51,975	19,610
Taxes, payroll	31,632	25,071
Telephone	3,032	2,564
Travel and entertainment	2,237	15
Total Operating Expenses	$1,338,805	$1,208,003

See accompanying notes.